Exhibit 1(b)

CERTIFICATION EVIDENCING AMENDMENT

WHEREAS, Section 11.3(c) of the Agreement and Declaration of Trust for each of the BlackRock closed-end funds listed on Annex A and Annex B (each, a "Fund") provides that a certification in recordable form signed by a majority of the Board of Trustees (the "Board") setting forth any amendment and reciting that such amendment was duly adopted shall be conclusive evidence of such amendment; and further

WHEREAS, it is desirable to evidence certain amendments previously duly adopted by the Board and, where required, shareholders;

NOW THEREFORE, the undersigned, being the members of the Board of each Fund, hereby certify that:

Board of Trustee Increase

1.  On May 9, 2007, the Board of the Funds listed on Annex A (the "Annex A Funds") amended the second sentence of Section 2.1 of each Annex A Fund's Agreement and Declaration of Trust (the "Section 2.1 Sentence"), subject only to approval by shareholders, to increase the number of Trustees permitted to sit on the Board to fifteen by deleting the Section 2.1 Sentence in its entirety and inserting in lieu thereof:

"Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than two or more than fifteen."

2.  At the annual shareholders' meeting for each Annex A Fund held on August 16, 2007, the shareholders of each Annex A Fund approved and duly adopted such amendment of the Section 2.1 Sentence as approved by each Annex A Fund's respective Board of Trustees.

3.  The Board of each Annex A Fund, in the manner provided in Section 11.3(c) of each Annex A Fund's Agreement and Declaration of Trust, hereby approves the amendment and restatement of the Section 2.1 Sentence to evidence the amendment that became effective August 16, 2007.

Fund Name Change

1.  The Board of each of the Funds set forth in Annex B (the "Annex B Funds") from time to time deemed it to be in the best interests of the Annex B Funds and their shareholders to change the name of each Annex B Fund in connection with certain policy amendments or otherwise at various times.

2.  The Board of each of the Annex B Funds duly adopted a change to the respective names of each Annex B Fund, effective as of the dates set forth in Annex B, to its new name as set forth in Annex B.

3.  The Board of each Annex B Fund, in the manner provided in Section 11.3(c) of each Annex B Fund's Agreement and Declaration of Trust, hereby amend and restate Section 1.1 of each Annex B Fund's Agreement and Declaration of Trust to evidence the amendment of the name of each Annex B Fund as set forth in Annex B that became effective on the dates set forth in Annex B.

IN WITNESS WHEREOF, the undersigned, comprising all of the members of the Board of the Funds listed on Annex A and Annex B, have executed this Certification Evidencing Amendment, which may be executed in multiple counterparts and by facsimile, all of which taken together shall constitute one original, as of this 11th day of February, 2011.

/s/ Richard E. Cavanagh	/s/ Henry Gabbay
Richard E. Cavanagh	Henry Gabbay
Director	Director

/s/ Richard S. Davis	/s/ Jerrold B. Harris
Richard S. Davis	Jerrold B. Harris
Director	Director

/s/ Frank J. Fabozzi	/s/ R. Glenn Hubbard
Frank J. Fabozzi	R. Glenn Hubbard
Director	Director

/s/ Kathleen F. Feldstein	/s/ W. Carl Kester
Kathleen F. Feldstein	W. Carl Kester
Director	Director

/s/ James T. Flynn	/s/ Karen P. Robards
James T. Flynn	Karen P. Robards
Director	Director

ANNEX A

Current Fund Name	Ticker Symbol
Blackrock Long-Term Municipal Advantage Trust	BTA
BlackRock Municipal Income Investment Quality Trust	BAF
BlackRock New York Municipal Income Quality Trust	BSE
BlackRock Municipal Income Trust II	BLE
BlackRock New York Municipal Income Trust II	BFY
BlackRock Municipal Bond Trust	BBK
BlackRock Municipal Bond Investment Trust	BIE
Blackrock New Jersey Municipal Bond Trust	BLJ
Blackrock New York Municipal Bond Trust	BQH
Blackrock Maryland Municipal Bond Trust	BZM
Blackrock Virginia Municipal Bond Trust	BHV
Blackrock California Municipal 2018 Term Trust	BJZ
Blackrock New York Municipal 2018 Term Trust	BLH
Blackrock Municipal 2018 Term Trust	BPK
Blackrock California Municipal Income Trust	BFZ
Blackrock Municipal Income Trust	BFK
BlackRock Municipal Income Investment Trust	BBF
Blackrock New Jersey Municipal Income Trust	BNJ
Blackrock New York Municipal Income Trust	BNY
BlackRock Municipal Income Quality Trust	BYM
Blackrock Pennsylvania Strategic Municipal Trust	BPS
The Blackrock Strategic Municipal Trust	BSD
BlackRock Credit Allocation Income Trust IV	BTZ
Blackrock Real Asset Equity Trust	BCF
Blackrock Global Opportunities Equity Trust	BOE
Blackrock Health Sciences Trust	BME
Blackrock Energy And Resource Trust	BGR
Blackrock Floating Rate Income Trust	BGT
Blackrock S&P Quality Rankings Global Equity Managed Trust	BQY
Blackrock Strategic Dividend Achievers Trust	BDT
Blackrock Dividend Achievers Trust	BDV
Blackrock Limited Duration Income Trust	BLW
BlackRock Credit Allocation Income Trust III	BPP
Blackrock Core Bond Trust	BHK
Blackrock Strategic Bond Trust	BHD
BlackRock High Yield Trust	BHY
Blackrock Municipal 2020 Term Trust	BKK
Blackrock Florida Municipal 2020 Term Trust	BFO

ANNEX B

Effective Date(s) of Fund Name Change(s)	Ticker
BlackRock Credit Allocation Income Trust III (11/13/2009) BlackRock Preferred Opportunity Trust (1/14/2003)	BPP
BlackRock Credit Allocation Income Trust IV (11/13/2009) BlackRock Preferred and Equity Advantage Trust (11/15/2006)	BTZ
BlackRock Defined Opportunity Credit Trust (10/24/2007) BlackRock Strategic Income Opportunities Trust (9/21/2007)	BHL
BlackRock EcoSolutions Investment Trust (7/10/2007)	BQR
BlackRock Energy and Resources Trust (3/9/2009)	BGR
BlackRock Fixed Income Value Opportunities (12/18/2008)	--
BlackRock Floating Rate Income Trust (3/9/2009) BlackRock Global Floating Rate Income Trust (5/27/2004)	SOT
BlackRock Florida Municipal 2020 Term Trust(7/16/2003)	BFO
BlackRock Limited Duration Income Trust (6/10/2003) BlackRock Managed Duration Income Trust (5/27/2003)	BLW
BlackRock Long-Term Municipal Advantage Trust (11/28/2005)	BTA
BlackRock Municipal 2020 Term Trust (7/16/2003)	BKK
BlackRock Municipal Bond Investment Trust (9/16/2008)	BIE
BlackRock Municipal Income Investment Quality Trust (11/9/2010) BlackRock Insured Municipal Income Investment Trust (9/16/2008) BlackRock Florida Insured Municipal Income Trust (8/30/2002)	BAF
BlackRock Municipal Income Investment Trust (9/16/2008)	BBF
BlackRock Municipal Income Quality Trust (11/9/2010) BlackRock Insured Municipal Income Trust (8/30/2002)	BYM
BlackRock New York Municipal Income Quality Trust (11/9/2010) BlackRock New York Insured Municipal Income Trust (8/30/2002)	BSE
BlackRock Real Asset Equity Trust (8/22/2006)	BCF
BlackRock S&P Quality Rankings Global Equity Managed Trust (9/23/2005) S&P Quality Rankings Global Equity Managed Trust (4/21/2004) BlackRock S&P Global Quality Rankings Trust (3/25/2004)	BQY